EXHIBIT 99.2

Frequently Asked Questions and Answers Regarding the Two-For-One Stock Split

October 2019

What is a two-for-one stock split?

In a two-for-one stock split, effected as a stock dividend, the shareholder receives one additional share for each share he or she owns.

What is the difference between a two-for-one stock split and a stock dividend?

They are effectively the same. In both cases, shareholders will own twice as many shares.

Why are you splitting the stock now?

Middlefield Banc Corp.’s Board of Directors made a decision to split the stock in order to make the shares more affordable to a broader range of potential investors and to increase liquidity in the trading of Middlefield Banc Corp. (MBCN or Middlefield) shares.

How does a two-for-one stock split actually work?

After a two-for-one stock split, shareholders receive an additional share for every share they currently own and will therefore have twice as many shares after the split as before the split.

What happens to my cost basis per share after the stock split?

Let’s assume a shareholder purchased stock on January 2, 2018 at a price of $49.20 per share. After the stock split, that shareholder’s cost basis will be $24.60 per share. By dividing your current cost basis by a factor of 2, you can calculate your new cost basis in the stock.

Your total cost basis in the stock does not change due to a stock split. Using the example discussed above, let’s assume a shareholder purchased 300 shares of stock at $49.20 on January 2, 2018 for a total cost basis of $14,760. After the stock split, the shareholder owns 600 shares of stock at an adjusted cost basis per share of $24.60 for a total cost of $14,760.

What happens to the market value per share after the stock split?

Theoretically, the market value per share declines the same way the cost basis per share declines. For example, if the market value per share is $46.80 before the stock split, then the market value should fall to $23.40 ($46.80 divided by 2) after the stock split. However, due to the dynamics of the marketplace, the actual market value per share could be higher or lower than $23.40 after the stock split.

Will the stock split change my percentage ownership in Middlefield Banc Corp.?

No. The stock split does not change the proportionate interest that a shareholder maintains in our company. A shareholder that owned 1% of the common stock before the split will continue to own 1% of our common stock after the split.

Did the shareholders vote to approve the stock split?

Shareholder approval was not needed as the number of shares outstanding after the split is still below the maximum number of shares authorized by our shareholders. Only Board of Directors’ approval was necessary.

When is the Record Date?

October 25, 2019

When is the Distribution Date?

November 8, 2019

What is the ex-dividend date?

November 11, 2019 is the ex-dividend date. The “ex-dividend date” is the first day that MBCN stock will trade on a post-split basis at a post-split adjusted price.

What happens if I sell my shares on or between the Record Date and the Distribution Date?

If you buy shares after the record date for the stock split, you will be entitled to receive the additional shares that are issued on the distribution date.

If you sell your shares before the distribution date, you are not entitled to receive the additional split shares and the person that bought your shares will be entitled to receive the additional split shares. Trades that settle between the record date and the distribution date are considered “trades with distribution” that ultimately entitle the buyer to the split shares, even though the buyer did not own the shares on the record date. These trades have a “due bill” attached to them. A “due bill” is an IOU from the seller indicating that the buyer, not the seller who was holding the shares on the record date, is entitled to the split shares upon their issuance.

What exactly will I receive?

For each MBCN common share held of record at the close of business on October 25, 2019, you will receive one additional share of MBCN stock. Since the stock split shares are being issued to registered shareholders in book-entry form rather than in the form of a stock certificate, holders of record will not receive a new stock certificate representing the additional stock split shares.

Will I receive a stock certificate for the new shares?

No. If you are a registered holder of Middlefield Banc Corp. common shares, you will receive the stock split shares in book-entry form rather than in the form of stock certificates. This means that your shares will be credited to an account registered in your name on the books of Middlefield Banc Corp., which are maintained by MBCN’s transfer agent, American Stock Transfer and Trust Company, LLC, rather than sent to you in physical stock certificate form.

If I want to buy additional shares is it better to buy now or wait until after the split?

We cannot provide shareholders with investment advice.

Can we buy shares between the announcement date and the Record Date?

Yes.

If my shares are held in street name, how will I be notified?

Your broker will notify you.

Are the stock split shares to be distributed subject to federal income tax?

We have been advised by counsel that, under present federal income tax laws, your receipt of shares issued under this distribution is not taxable as income to you. However, if you sell any shares, this distribution must be considered in figuring the tax basis of your shares to determine your gain or loss for federal income tax purposes. For example, if prior to the dividend you own 100 shares with a basis of $50.00 per share, half of the basis in each of those shares would be allocated to the corresponding new share, resulting in a basis of $25.00 per share for each of the 200 shares owned after the split. For tax purposes, the holding period of the new shares is the same as for the old shares on which they were issued.

Under existing U.S. laws and regulations, the new shares issued will have a basis equal to one-half the adjusted cost or other basis of the shares on which they were distributed. The basis for computing gain or loss concerning the balance of your stock is reduced to one-half of its former basis. For tax purposes, the holding period for the new shares is the same as for the old shares on which they were issued. Although this tax information is provided for your assistance, we are not providing personal tax advice. You should consult your personal tax advisor regarding the tax consequences of any transaction you undertake with these shares.

Consult your Personal Tax Advisor: The information contained on the Middlefield Banc Corp. website does not constitute tax advice. It does not purport to be complete or to describe the consequences that may apply to particular categories of shareholders. You should consult your own tax advisor regarding the calculation of your tax basis and the tax consequences of any distribution.

How can I update my address?

If you are a registered shareholder, you can update your address by contacting our transfer agent, American Stock Transfer & Trust Company, LLC at 800-937-5449 or www.astfinancial.com.

What is “book-entry”?

Book-entry form of registered ownership allows you to own shares without having paper stock certificates in your possession. You are the record owner and enjoy the same shareholder benefits as you would with certificated shares.

What are the benefits of book-entry shares?

Book-entry ownership eliminates some of the problems associated with paper certificates such as storage and safety of securities. Book-entry shares also eliminate the requirement for physical movement of stock certificates at the time of sale or transfer of ownership.

How do I keep track of my book-entry shares?

If you hold your book-entry shares, you will receive a statement or confirmation detailing any activity affecting your book entry shares shortly after a transaction has taken place. You may also receive statements at other points of time.

I have stock certificates. Can I convert them to book-entry shares?

Yes. Simply send your stock certificates to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, with written instructions to deposit them in your account as book-entry items. Do not endorse the certificates or complete the assignment section. Certificates should be sent to American Stock Transfer & Trust Company at the address above by registered or certified mail with return receipt requested, or some other form of traceable mail, and properly insured for 5% of the current market value of the shares. The insured amount represents the replacement cost that will be charged to you if your certificates are lost in transit to American Stock Transfer & Trust Company. American Stock Transfer & Trust Company will provide to you a statement confirming the deposit of your shares to your book-entry account.

Can I get stock certificates for my book-entry shares?

You may request stock certificates for the whole shares in your book-entry account at any time. Simply contact American Stock Transfer & Trust Company at 800-937-5449 or www.astfinancial.com with your request and a stock certificate for the requested number of whole shares will be sent to you within 7-10 business days and delivered by first class mail.

What should I do with the stock certificates I currently hold? Are they still valid?

The stock certificates that you currently hold are still valid and should not be destroyed or exchanged. Those certificates continue to represent the same number of shares as shown on their face and should be kept in a secure place.

What happens if I lose my Stock Account Statement?

Unlike stock certificates, the Stock Account Statement is not a negotiable document, so there is no replacement fee. You can request replacement statements at any time by contacting American Stock Transfer & Trust Company at 800-937-2617 or www.astfinancial.com.

Who can I contact for additional information?

For questions on the stock split, please contact either of the following:

Donald L. Stacy	Michael C. Ranttila
SVP/Treasurer and CFO	Senior Vice President/Finance
Middlefield Banc Corp.	The Middlefield Banking Company
P. O. Box 35	P. O. Box 35
Middlefield, OH 44062	Middlefield, OH 44062
888-801-1666	888-801-1666
dstacy@middlefieldbank.com	mranttila@middlefieldbank.com